March 13, 2020

TO:
All Stockholders
(Addressed Individually)

SUBJECT:
Report from the President

At the Bank

Novel Coronavirus Update

The FHLBNY continues to monitor the evolving situation regarding the Novel Coronavirus (“COVID-19”). In this current environment, we are focused on both the health and safety of our employees and our role as a reliable and critical source of liquidity for our members. As such, we have decided that, effective Monday, March 16, all non-critical staff will work remotely until further notice. We do not expect this operational posture to impair our ability to meet the needs of our members.

As part of our Business Continuity planning, the FHLBNY has a comprehensive pandemic plan in place, which we are able to adjust according to different scenarios. The FHLBNY also has significant remote capabilities to help ensure that we are able to continue to operate in the event of office inaccessibility. In fact, we conducted a successful test of these remote capabilities on February 7, 2020, where we operated from our Jersey City location with a core group of employees while the majority of employees worked remotely, and we experienced no business disruptions.

The stability and reliability of our franchise is paramount to the value we offer our members. In any and all operating environments, including our current environment, the FHLBNY is focused on remaining a reliable partner to our members.

We know that in any crisis, the local lender is key. We look forward to continuing to work with you as your trusted partner as you support the customers and communities you serve.

If you have any questions, please contact your Relationship Manager or the Member Services Desk at (212) 441-6600.

Sincerely,

José R. González
President and Chief Executive Officer

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This report may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as “projected,” “expects,” “may,” or their negatives or other variations of these terms. The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.